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                                                                EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MagneTek, Inc. Deferral Investment Plan of our reports dated August 20, 1996, except for the second paragraph of Note 4, as to which the date is September 16, 1996, with respect to the consolidated financial statements and schedule of MagneTek, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.



St. Louis, Missouri
December 13, 1996